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                                                                    Exhibit 23.1

             Consent of Grant Thornton LLP, Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-44604 and 333-44602) of MindArrow Systems, Inc. of our report dated September 12, 2001 on our audit of the consolidated financial statements of Radical Communication, Inc. for the year ended December 31, 2000, which report is included in this Form 8-K/A.

/s/ Grant Thornton LLP

Reno, Nevada
November 26, 2001

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